UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 8, 2013 (May 7, 2013)

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02Results of Operations and Financial Condition.

On May 7, 2013, Crimson Exploration Inc. issued a press release announcing financial results for the first quarter ended March 31, 2013.  The press release is included in this report as Exhibit 99.1.

As provided in General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 2.02 in this report on Form 8-K (including the press release attached as Exhibit 99.1 incorporated by reference in this report) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated May 7, 2013

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date:	May 8, 2013	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

3

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated May 7, 2013

4

EXHIBIT 99.1
Crimson Exploration Announces First Quarter 2013 Financial Results and Provides an Operational Update
HOUSTON, May 7, 2013 (BUSINESS WIRE) -- Crimson Exploration Inc. (NasdaqGM:CXPO) today announced financial results for the first quarter of 2013.

Highlights

•	First quarter Revenue of $24.1 million and EBITDAX of $15.5 million
•	Average production of 35,924 Mcfe per day exceeds guidance, current production of 39,750 Mcfe per day
•	Crimson successfully drilled the Beeler #2H, its first well targeting the Buda formation
•	Crimson Exploration Inc. and Contango Oil & Gas Company jointly announced the signing of a merger agreement for an all-stock transaction

Management Commentary

Allan D. Keel, President and Chief Executive Officer, commented, “In the first quarter of 2013, we continued to successfully execute our drilling program in the Woodbine formation having previously announced the Nevill-Mosley #1H and the Mosley B #1 wells and brought the Covington-Upchurch online in Grimes County. In Dimmit County, Texas, we successfully drilled our first well in the Buda formation an area that we believe will provide us with another high quality area of oil potential. Going forward, our goal is to further grow crude oil and liquids production by continued development in the Woodbine and Buda formations.”

Summary Financial Results

The Company reported Adjusted EBITDAX, as defined below, of $15.5 million in the first quarter of 2013 compared to Adjusted EBITDAX for the prior year quarter of $16.4 million. Net loss for the first quarter of 2013, exclusive of special non-cash charges discussed below, was $3.0 million, or ($0.07) per basic share, compared to a net loss of $3.6 million, or ($0.08) per basic share, in the first quarter of 2012. Net loss including those special charges was $4.7 million, or ($0.11) per basic share, for the first quarter of 2013 compared to a net loss of $4.4 million, or ($0.10) per basic share, for the first quarter of 2012. Special non-cash items impacting the first quarter of 2013 were a $0.8 million non-cash impairment of unproved leasehold costs and an unrealized pre-tax charge of $1.9 million related to the mark-to-market valuation requirement on commodity price hedges. In the first quarter of 2012, the Company recognized an unrealized pre-tax charge of $0.5 million related to the mark-to-market valuation on commodity price hedges and a $0.7 million impairment charge on unproved leases.

Revenues for the first quarter of 2013 were $24.1 million compared to revenue of $26.7 million in the prior year quarter. Revenues decreased as a result of a 7.4% decline in equivalent production volumes and a 2.5% decrease in realized equivalent prices. The decrease in equivalent production volumes was primarily from a 16% decrease in natural gas production while the decrease in equivalent realized prices was primarily from a 44% decrease in natural gas liquids realizations.

Production for the first quarter of 2013 was approximately 3.2 Bcfe, or 35,924 Mcfe per day, compared to production of approximately 3.5 Bcfe, or 38,364 Mcfe per day, in the first quarter of 2012. Crude oil and natural gas liquids production was 44% of total production in the 2013 quarter compared to 38% of total production in the prior year quarter. The performance of wells brought on line during the quarter, complimented by a successful workover program, positioned the Company to exceed its first quarter production guidance of 34,000 – 35,000 Mcfe per day.   Daily production is currently approximately 39,750 Mcfe per day, 45% of which is oil and liquids.

The weighted average sales price in the first quarter 2013 (before the effects of realized gains/losses on commodity price hedges) was $7.47 per Mcfe compared to an average sales price of $7.25 for the first quarter of 2012.  The weighted average price realized in the first quarter of 2013 (including the effects of realized gains/losses on commodity price hedges) was $7.45 per Mcfe compared to an average realized price of $7.64 per Mcfe for the first quarter of 2012.  The decrease in realized prices in the first quarter of 2013 was due to the expiration in 2012 of more favorable natural gas hedges put in place during a higher commodity price environment in January 2011.

Lease operating expenses for the first quarter of 2013 were $3.3 million, or $1.01 per Mcfe, compared to $4.6 million, or $1.33 per Mcfe, in the first quarter of 2012, a decrease resulting from lower workover cost. In the first quarter of 2013, lease operating expenses were below guidance of $4.6 - $4.8 million as expense workovers were less than planned for the quarter.

Production and ad valorem taxes for the first quarter of 2013 were $1.7 million, or $0.52 per Mcfe, compared to $1.4 million, or $0.40 per Mcfe.

Depreciation, Depletion and Amortization (“DD&A”) expense for the first quarter of 2013 was $12.8 million, or $3.97 per Mcfe, compared to $14.5 million, or $4.14 per Mcfe, for the first quarter of 2012, a decrease resulting from a lower overall DD&A rate and lower production volumes.

General and administrative expense in the first quarter of 2013 was $4.3 million, or $1.33 per Mcfe, compared to $4.8 million, or $1.37 per Mcfe, in the first quarter of 2012. Cash general and administrative expenses for the first quarter of 2013, exclusive of non-cash stock option expense recognized, was $3.7 million, or $1.13 per Mcfe, compared to $4.2 million, or $1.21 per Mcfe, for the first quarter 2012, a decrease resulting from lower personnel and facility costs.

Capital expenditures for the first quarter of 2013 were $11.2 million consisting primarily of approximately $10.5 million in Madison and Grimes counties, Texas and $0.5 million in South Texas. Crimson continues to execute an oil and liquids-rich focused drilling program with current and future activity targeting the Woodbine formation in Madison and Grimes counties and the Buda formation in South Texas.

Drilling Update

Buda formation

In Dimmit County, Texas, Crimson successfully drilled the Beeler #2H, its first well targeting the Buda formation, and anticipates full flowback operations to commence by mid-May.  The well was drilled to a total measured depth of 11,013 feet, including an approximate 3,700 foot lateral, and will be completed naturally without fracture stimulation. The total cost to drill and complete the Beeler #2H was below the Company’s initial estimates of $4 million.

Crimson is very encouraged about the Buda potential, and views this area as another opportunity for oil and liquids growth. The Beeler #2H is located in Crimson’s Booth-Tortuga Area where the Company currently has approximately 8,475 gross acres. Crimson plans to spud its second well targeting the Buda formation in early third quarter 2013.

Woodbine formation

In Madison County, Texas, the Payne B #1H (84.1% WI) well, targeting the Woodbine formation, was drilled to a total measured depth of 15,900 feet, including a 6,700 foot lateral. Crimson is currently completing the well with first production expected by the end of May. The well is anticipated to be completed with 24 stages of fracture stimulation.

Approximately one mile northwest, the Grace Hall C (Allocation) Unit #1H (62.6% WI) well, targeting the Woodbine formation, is currently drilling at 8,899 feet toward a total measured depth of 15,259 feet, including a 6,000 foot lateral. The Grace Hall C (Allocation) Unit #1H is approximately 2,500 feet away from the Mosley B #1H (82.8% WI) well which came online in April 2013 at an initial production rate of 1,143 boepd. The well is anticipated to be completed with 22 stages of fracture stimulation with first production expected by the end of June. Upon completion of drilling operations, the rig will move approximately 9 miles southeast to begin drilling the Stuckey-Upchurch #1H well in Crimson’s Iola-Grimes Area.

In Grimes County, Texas, Crimson was notified by its midstream provider that the Central NGL Refrigeration Unit is fully operational and able to process hydrocarbons from the Covington-Upchurch #1H (67.8% WI) well drilled and completed in the fourth quarter of 2012.  The well had been producing from the Woodbine-Lewisville Sand at a restricted rate of 2,500 Mcfepd (1,900 Mcfpd and 100 barrels of oil) on a 14/64th inch choke through-out the delay of plant start-up and was recently increased to 5,881 Mcfepd, or 4,021 Mcf, 183 barrels of condensate and 127 barrels of natural gas liquids, on a 27/64th choke, with 1,400 psi of flowing tubing pressure.

Subsequent Event

In an 8-K dated April 30, 2013, Crimson Exploration Inc. ("Crimson") and Contango Oil & Gas Company ("Contango") jointly announced that they have signed a merger agreement for an all-stock transaction pursuant to which Crimson would become a wholly-owned subsidiary of Contango.  Upon consummation of the merger, each share of Crimson stock will be converted into 0.08288 shares of Contango stock resulting in Crimson stockholders owning 20.3% of the post-merger Contango.

Following the merger, the combined company will be a premier Houston-based independent oil and gas company with a balanced offshore Gulf of Mexico ("GoM") and onshore Texas profile. The combined company will offer a deep inventory of high-impact GoM prospects complemented by Crimson's onshore oil and natural gas liquids-focused, lower-risk unconventional resource positions in several prolific plays.

Pro forma for the merger, net daily production for the combined company for the quarter ending March 31, 2013 would be approximately 101 Mmcfe (31% oil and natural gas liquids) and total proved reserves are estimated to be approximately 312 Bcfe (31% oil and natural gas liquids), based on SEC pricing at March 31, 2013.  Pro forma PV-10 of the estimated proved reserves of the combined company would be approximately $932.5 million.  The enhanced size and scale of the combined company and its conservatively capitalized balance sheet will position it to implement an accelerated oil and natural gas liquids-focused drilling program.

The merger is subject to the approval of the stockholders of both Contango and Crimson as well as customary closing conditions.  The Estate of Kenneth R. Peak, Brad Juneau, members of the management teams of Contango and Crimson, and affiliates of Oaktree Capital Management (Crimson’s largest stockholder) have all entered into voting agreements in support of the transaction.  The merger is expected to close in the third quarter of 2013.

Selected Financial and Operating Data

The following table reflects certain comparative financial and operating data for the three month periods ending March 31, 2013 and 2012:

	Three Months Ended
	March 31,
	2013	2012	%
Total Volumes Sold:
Crude oil (barrels)	153,042	158,633	-4%
Natural gas (Mcf)	1,824,552	2,164,125	-16%
Natural gas liquids (barrels)	81,723	62,536	31%
Natural gas equivalents (Mcfe)	3,233,142	3,491,139	-7%

Daily Sales Volumes:
Crude oil (barrels)	1,700	1,743	-2%
Natural gas (Mcf)	20,273	23,782	-15%
Natural gas liquids (barrels)	908	687	32%
Natural gas equivalents (Mcfe)	35,924	38,364	-6%

Average sales prices (before hedging):
Oil	$106.51	$107.51	-1%
Gas	3.21	2.56	25%
NGLs	24.46	43.57	-44%
Mcfe	$7.47	$7.25	3%

Average sales prices (after hedging):
Oil	$105.16	$106.49	-1%
Gas	3.29	3.27	1%
NGLs	24.46	43.57	-44%
Mcfe	$7.45	$7.64	-3%

Selected Costs ($ per Mcfe):
Lease operating expenses	$1.01	$1.33	-24%
Production and ad valorem taxes	$0.52	$0.40	30%
Depreciation and depletion expense	$3.97	$4.14	-4%
General and administrative expense (cash)	$1.13	$1.21	-7%
Interest	$1.94	$1.79	8%

Adjusted EBITDAX (1)	$15,492,280	$16,401,307	-6%

Capital expenditures:
Leasehold acquisitions	$768,366	$757,675
Exploratory	66,745	9,932,810
Development	10,332,303	21,985,113
	$11,167,414	$32,675,598

Weighted Average Shares Outstanding:
Basic	44,389,522	43,976,950
Diluted	44,389,522	43,976,950

(1) Adjusted EBITDAX is a non-GAAP financial measure. See below for a reconciliation to net income (loss).

CRIMSON EXPLORATION INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
Accounts receivable	$12,215,741	$11,726,078
Current mark-to-market value of derivatives	23,203	1,892,744
Other current assets	811,937	844,495
Deferred tax asset (current and non-current)	54,655,604	52,171,316
Net property and equipment	298,462,739	300,827,480
Other non-current assets	1,206,278	1,158,276

TOTAL ASSETS	$367,375,502	$368,620,389

LIABILITIES AND STOCKHOLDERS' EQUITY
Current mark-to-market value of derivatives	$136,373	$—
Other current liabilities	42,293,795	38,685,288
Long-term debt	238,589,148	239,368,865
Other non-current liabilities	10,816,857	10,724,119
Total stockholders’ equity	75,539,329	79,842,117

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$367,375,502	$368,620,389

CRIMSON EXPLORATION INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 31,
	2013	2012

OPERATING REVENUES
Crude oil sales	$16,093,396	$16,892,614
Natural gas sales	6,002,675	7,069,114
Natural gas liquids sales	1,998,863	2,724,851
Total operating revenues	24,094,934	26,686,579

OPERATING EXPENSES
Lease operating expenses	3,262,127	4,637,385
Production and ad valorem taxes	1,688,742	1,408,741
Exploration expenses	117,481	300,696
Depreciation, depletion and amortization	12,839,720	14,462,062
Impairment and abandonment oil and gas properties	817,738	676,474
General and administrative	4,314,334	4,771,457
Gain on sale of assets	(6,384)	(8,900)
Total operating expenses	23,033,758	26,247,915

INCOME FROM OPERATIONS	1,061,176	438,664

OTHER INCOME (EXPENSE)
Interest expense, net of amount capitalized	(6,283,737)	(6,245,182)
Other income and financing cost	(119,402)	(242,743)
Unrealized loss on derivative instruments	(1,882,990)	(525,633)
Total other income (expense)	(8,286,129)	(7,013,558)

LOSS BEFORE INCOME TAXES	(7,224,953)	(6,574,894)

Income tax benefit	2,493,554	2,175,809

NET LOSS	$(4,731,399)	$(4,399,085)

Non-GAAP Financial Measures

EBITDAX represents net income (loss) before interest expense, taxes, and depreciation, amortization and exploration expenses.  Adjusted EBITDAX represents EBITDAX as further adjusted to reflect the items set forth in the table below, all of which will be required in determining our compliance with financial covenants under the credit agreements representing our senior credit facility and our second lien credit facility.

We have included EBITDAX and Adjusted EBITDAX in this release to provide investors with a supplemental measure of our operating performance and information about the calculation of some of the financial covenants that are contained in our credit agreements.  We believe EBITDAX is an important supplemental measure of operating performance because it eliminates items that have less bearing on our operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures.  We also believe that securities analysts, investors and other interested parties frequently use EBITDAX in the evaluation of companies, many of which present EBITDAX when reporting their results.  Adjusted EBITDAX is a material component of the covenants that are imposed on us by our credit agreements.  We are subject to financial covenant ratios that are calculated by reference to Adjusted EBITDAX.  Non-compliance with the financial covenants contained in these credit agreements could result in a default, an acceleration in the repayment of amounts outstanding, and a termination of lending commitments.  Our management and external users of our financial statements, such as investors, commercial banks, research analysts and others, also use EBITDAX and Adjusted EBITDAX to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and
•	the feasibility of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDAX and Adjusted EBITDAX are not presentations made in accordance with generally accepted accounting principles, or GAAP.  As discussed above, we believe that the presentation of EBITDAX and Adjusted EBITDAX in this release is appropriate.  However, when evaluating our results, you should not consider EBITDAX and Adjusted EBITDAX in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as net income (loss).  EBITDAX and Adjusted EBITDAX have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations.  Because other companies may calculate EBITDAX and Adjusted EBITDAX differently than we do, EBITDAX may not be, and Adjusted EBITDAX as presented in this release is not, comparable to similarly-titled measures reported by other companies.

The following table reconciles net income to EBITDAX and Adjusted EBITDAX for the periods presented:

	Three Months Ended
	March 31,
	2013	2012

Net income	$(4,731,399)	$(4,399,085)
Interest expense	6,283,737	6,245,182
Income tax (benefit) expense	(2,493,554)	(2,175,809)
Depreciation and amortization	12,839,720	14,462,062
Exploration expense	117,481	300,696
EBITDAX	12,015,985	14,433,046

Unrealized loss (gain) on derivative instruments	1,882,990	525,633
Non-cash equity-based compensation charges	662,549	532,311
Impairment and abandonment of oil and gas properties	817,738	676,474
Amortization of deferred finance costs	119,402	242,743
Gain on sale of assets	(6,384)	(8,900)
Adjusted EBITDAX	$15,492,280	$16,401,307

Guidance for Second Quarter 2013

The Company is providing the following updated guidance for the second calendar quarter of 2013.  Figures for lease operating expenses, production and ad valorem taxes, cash general and administrative expenses and DD&A are based on the midpoint of the production guidance range.

Second quarter 2013 production	39,000 – 41,000 Mcfe per day

Lease operating expenses ($M)	$3,900 – $4,200

Production and ad valorem taxes	8% of actual prices

Cash G&A ($M)	$3,800 – $4,200

DD&A rate	$4.00 – $4.25 per Mcfe

Teleconference Call

Crimson management will hold a conference call to discuss the information described in this press release on May 8, 2013 at 9:30am CDT.  Those interested in participating in the earnings conference call may do so by calling the following phone number: 888-417-8533, (International 719-325-2376) and entering the following participation code 1826926.  A replay of the call will be available from Wednesday, May 8, 2013 at 12:30pm CDT through Wednesday, May 15, 2013 at 12:30pm CDT by dialing toll free 888-203-1112, (International 719-457-0820) and asking for replay ID code 1826926.

Crimson Exploration is a Houston, TX-based independent energy company engaged in the exploitation, exploration, development and acquisition of crude oil and natural gas, primarily in the onshore Gulf Coast regions of the United States. The Company currently owns approximately 95,000 net acres onshore in Texas, Louisiana, Colorado and Mississippi, including approximately 19,000 net acres in Madison and Grimes counties in Southeast Texas, approximately 8,600 net acres in the Eagle Ford Shale in South Texas, approximately 10,000 net acres in the DJ Basin of Colorado, and approximately 4,800 net acres in the Haynesville Shale and Mid-Bossier gas plays and James Lime gas/liquids play in East Texas.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”) and applicable securities laws. Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production, revenue, cash flow operating results,  leverage, drilling rigs operating, drilling locations, funding, derivative transactions, pricing, operating costs and capital spending, tax rates, and descriptions of our development plans are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, the proximity to and capacity of transportation facilities, the timing of planned capital expenditures, uncertainties in estimating reserves and forecasting production results, operating and drilling risks, regulatory changes and the potential lack of capital resources. All forward-looking statements are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2012, and subsequent filings for a further discussion of these risks. Existing and prospective investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contact:
Crimson Exploration Inc.
E. Joseph Grady, 713-236-7400
Senior Vice President and Chief Financial Officer
or
Josh Wannarka, 713-236-7400
Manager of Investor Relations and FP&A